Exhibit 23.3

CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated January 25, 2005, January 31, 2005, January 13, 2006, January 18, 2006, January 19, 2007, and January 18, 2008, prepared for Questar Exploration and Production Company in the Registration Statement (Form S-3) and related Prospectus of Questar Market Resources, Inc. for the filing dated on or about October 2, 2008, and the incorporation by reference into the applicable previous filings with the Securities and Exchange Commission.  We are unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants.

H.J. GRUY AND ASSOCIATES, INC.

Texas Registration Number F-000637

By:  /s/ Robert Rasor

Robert Rasor, P. E.

Executive Vice President

Engineering Manager

October 1, 2008

Houston, Texas